                               JOHN HANCOCK TRUST
                 JOHN HANCOCK VARIABLE INSURANCE PORTFOLIOS, LLC

                                POWER OF ATTORNEY

          I do hereby constitute and appoint George Boyd, John J. Danello, Kinga Kapuscinski, Thomas Kinzler, Betsy Anne Seel, Charles Rizzo, Bruce Speca, John Vrysen, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Trust (the "Trust"), or in the event of the conversion of the Trust, pursuant to a Plan of Conversion and the provisions of Section 18-214 of the Delaware Limited Liability Company Act, to a Delaware limited liability company to be known as John Hancock Variable Insurance Portfolios, LLC (the "Company"), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust's, or the Company's, registration statement on Form N-14 relating to the portfolio combinations listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Portfolio Combinations

The Trust:                                                The Company:
--------------------------------------------------        ------------------------------------------------
Managed Trust, a series of the Trust, into           or   Managed Fund, a series of the Company, into
Lifestyle Balanced Trust, a series of the Trust           Lifestyle Balanced Fund, a series of the Company

Emerging Growth Trust, a series of the Trust, into   or   Emerging Growth Fund, a series of the Company,
Small Cap Growth Trust, a series of the Trust             into Small Cap Growth Fund, a series of the
                                                          Company

Small Cap Trust, a series of the Trust, into Small   or   Small Cap Fund, a series of the Company, into
Cap Growth Trust, a series of the Trust                   Small Cap Growth Fund, a series of the Company

U.S. Core Trust, a series of the Trust, into         or   U.S. Core Fund, a series of the Company, into
Fundamental Value Trust, a series of the Trust            Fundamental Value Fund, a series of the Company

Name                    Signature   Title                 Date
---------------------   ---------   -------------------   ----
Charles L. Bardelis                 Trustee / Director*   **
James R. Boyle                      Trustee / Director*   **
Peter S. Burgess                    Trustee / Director*   **
Elizabeth G. Cook                   Trustee / Director*   **
Hassell H. McClellan                Trustee / Director*   **
James M. Oates                      Trustee / Director*   **
F. David Rolwing                    Trustee / Director*   **

* Trustee of John Hancock Trust / Director of John Hancock Variable Insurance Portfolios, LLC

**   June 27, 2008